Exhibit 99.1

BUNKER HILL ANNOUNCES SIXTH TRANCHE OF SILVER LOAN FACILITY

KELLOGG, IDAHO, USA | VANCOUVER, BRITISH COLUMBIA, CANADA – November 10, 2025 – Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V:BNKR | OTCQB:BHLL) announces that it has closed the sixth tranche of the previously announced silver loan with Monetary Metals Bond III LLC (the “LLC”), an entity established by Monetary Metals & Co. (“MM”), in the principal amount of US$2,521,215, being the amount of US dollars equal to 50,384 ounces of silver as of the date such amount was advanced to the LLC (the “Sixth Tranche”).

Sam Ash, President and CEO, said: “We are deeply appreciative of the continued support from Monetary Metals as we close yet another tranche of this innovative silver-backed facility. Their commitment not only advances our efforts to restart and expand the Bunker Hill Mine but also enables us to deliver value to our stakeholders in a manner that aligns with our vision of responsible growth in the Silver Valley. This phase of financing builds crucial momentum for our team, helping us leverage historic opportunities with modern mining practices and bringing us one step closer to delivering meaningful returns for our shareholders and community.”

Sixth Tranche of Silver Loan

As further described in the news releases dated June 7, 2024, August 8, 2024, and December 31, 2024 MM, through the LLC, has agreed to loan the Company a principal amount of US dollars equal to up to 1.2M ounces of silver to be advanced in one or more tranches, in support of the re-start and ongoing development of the Bunker Hill Mine (the “Silver Loan”). On August 8, 2024, the Company closed on the first tranche of the Silver Loan in the principal amount of US$16,422,039, being the amount of US dollars equal to, as of August 8, 2024, 609,805 ounces of silver (the “First Tranche”) and on September 24, 2024, the Company closed on the second tranche of the Silver Loan in the principal amount of US$6,369,000, being the amount of US dollars equal to, as of September 24, 2024, 200,000 ounces of silver (the “Second Tranche”). As described in the news release dated November 6, 2024, an additional principal amount of US$6,321,112, the amount of US dollars equal to, as of November 6, 2024, 198,777 ounces of silver, was advanced in connection with the Silver Loan (the “Third Tranche”). As described in the news release dated November 13, 2024, an additional principal amount of US$1,250,000, being the amount of US dollars equal to, as of the date such amount was advanced to the LLC, 39,620 ounces of silver, was advanced in connection with the Silver Loan (the “Fourth Tranche”). As described in the news release dated December 31, 2024, an additional principal amount of US$1,478,847, being the amount of US dollars equal to, as of the date such amount was advanced to the LLC, 50,198 ounces of silver, was advanced in connection with the Silver Loan (the “Fifth Tranche”)

As further described in the news releases dated August 8, 2024, September 25, 2024, November 13, 2024 and December 31, 2024, the Company has issued to MM: (i) 1,280,591 non-transferable bonus share purchase warrants (“Warrants”) in connection with First Tranche; (ii) 400,000 Warrants in connection with the Second Tranche; (iii) an aggregate 476,793 Warrants in connection with the Third and Fourth Tranches, and (iv) 100,397 Warrants in connection with the Fifth Tranche. As of the date hereof, 2,257,781 Warrants have been issued to MM under the Silver Loan.

In connection with the Sixth Tranche, the Company will, subject to prior approval of the TSX Venture Exchange (the “TSX-V”), issue a total of 742,219 Warrants to MM (the “Bonus Warrants”). Each Bonus Warrant will entitle the holder to acquire one share of common stock of the Company (each, a “Warrant Share”) at an exercise price of C$0.19, being the last closing price of the Company’s common stock prior to the date hereof. The Bonus Warrants will be exercisable until August 8, 2027, subject to acceleration in accordance with the policies of the TSX-V and will be subject to a hold period of four months and one day from the issuance of the Bonus Warrants in accordance with applicable securities laws. The issuance of Warrant Shares is subject to the terms and conditions of the Warrants as well as the receipt of all regulatory approvals, including, without limitation, the approval of the TSX-V.

The securities referenced herein, or any securities underlying or derived from the financial instruments referenced herein, including but not limited to the Warrants, the Warrant Shares, and the Silver Loan, have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This news release does not constitute an offer to sell or the solicitation of an offer to buy such securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Amendments to the Monetary Metals Silver Loan

Additionally, in connection with the Sixth Tranche, the Company and Silver Valley have entered into an amendment to the secured promissory note purchase agreement dated August 8, 2024, as previously amended by (i) a first amendment to secured promissory note purchase agreement dated November 11, 2024, and (ii) a second amendment to the secured note promissory purchase agreement dated June 5, 2025 (the “MM NPA”), to extend the availability date for advances thereunder from June 30, 2025 to January 31, 2026. In any event, the number of bonus warrants issued or issuable to MM will not exceed, in the aggregate, the maximum of 3,000,000 allowable under the MM NPA.

About Bunker Hill Mining Corp.

Bunker Hill is an American mineral exploration and development company focused on revitalizing our historic mining asset: the renowned zinc, lead, and silver deposit in northern Idaho’s prolific Coeur d’Alene mining district. This strategic initiative aims to breathe new life into a once-productive mine, leveraging modern exploration techniques and sustainable development practices to unlock the potential of this mineral-rich region. Bunker Hill aims to maximize shareholder value by responsibly harnessing the mineral wealth in the Silver Valley mining district, focusing our efforts on this single, high-potential asset. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR+ and EDGAR databases.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSX-V nor its Regulation Services Provider (as that term is defined in the policies of the TSX-V) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: the Company’s objectives, goals or future plans, including the restart and development of the Bunker Hill Mine; the achievement of future short-term, medium-term and long-term operational strategies; the Silver Loan; the Company receiving TSX-V approval for the issuance of the Warrants and the Warrant Shares; and the timing and advancement of additional tranches of the Silver Loan and additional Warrants. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: the Company not receiving the approval of the TSX-V for the issuance of the Warrants and the Warrant Shares; the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; the fluctuating price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).